EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 333-88012, 333-41871, 333-62380, 333-75263 and 333-136400) pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc., the Registration Statements (Form S-8, Nos. 333-41867 and 333-122711) pertaining to the 1997 Employee Stock Purchase Plan of MAXIMUS, Inc., the Registration Statement (Form S-3, No. 333-75265) pertaining to the resale of stock in connection with the acquisition of Control Software, Inc., and the Registration Statement (Form S-8, No. 333-41869) pertaining to the 1997 Director Stock Option Plan of MAXIMUS, Inc., of our report dated December 6, 2006, with respect to the consolidated financial statements of MAXIMUS Inc., and our report dated December 6, 2006, with respect to  MAXIMUS Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of MAXIMUS, Inc., included in the Annual Report (Form 10-K) for the year ended September 30, 2006.

/s/ Ernst & Young LLP

McLean, Virginia
December 6, 2006